Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

The ExOne Company Reports 2020 Third Quarter Results

•	Record third quarter revenue of $17.4 million, up 60% year-on-year, with sales of 3D printers more than doubling
•	Record backlog of $42.6 million increased 12% sequentially and 65% year-on-year
•	Total liquidity increased to $49.4 million, more than doubling year-to-date

NORTH HUNTINGDON, PA, November 5, 2020 – The ExOne Company (Nasdaq: XONE) (“ExOne” or
the “Company”), the global leader in industrial sand and metal 3D printers using binder jetting technology, today reported financial results for the third quarter ended September 30, 2020.

“ExOne’s global team delivered a solid quarterly performance, including record third quarter revenue, despite challenging market conditions as a result of COVID-19,” said John Hartner, ExOne’s CEO. “Throughout the quarter, we remained focused on machine order execution and recurring revenue growth, supported by our diverse portfolio, global footprint, and unmatched experience in a technology area benefiting from increased momentum.

“We also continued to drive progress against our strategic pillars – getting closer to customers, evidenced by our record backlog; extending our binder jetting technology, with the announcement of our InnoventPro® entry-level metal 3D printer; and driving recurring revenue growth, demonstrated by our recent government contract wins and sequential quarterly gains.”

Q3 2020 Revenue Summary

	Three Months Ended
(in millions)	September 30,
Revenue by Product Line	2020		2019
3D Printing Machines	$10.5	60%	$4.0	36%
3D Printed and Other Products, Materials and Services	6.9	40%	6.9	64%
Total Revenue	$17.4	100%	$10.9	100%

Q3 2020 Financial Results Summary

The following summarizes ExOne’s financial results for the third quarter ended September 30, 2020:

•

Revenue was $17.4 million, compared to $10.9 million in last year’s third quarter and was driven by a 164% increase in revenue from 3D printing machines led by higher volumes (13 units sold in the quarter versus nine in the prior year period) including contributions from fourth quarter 2019 product introductions, the S-Max ProTM (sand) and X1 25Pro® (metal) platforms, and an overall favorable mix of machines sold. Recurring revenue (3D printed and other products, materials and services) was flat compared to the year-ago period, as increased aftermarket revenue and higher funded research and development revenue was offset by a decline in printing services revenue due to a continued decline in demand as a result of COVID-19. Revenue for both product groups continued to be impacted by COVID-19, including disruptions to domestic and international shipping and travel, in addition to negative macroeconomic effects.

•

Gross margin was 22.4%, compared to 26.4% in the third quarter of 2019. The decrease was primarily due to low contribution margin on various system sales, including the X1 25Pro following its initial market introduction and the sale of a discontinued sand system, as well as unfavorable product warranty experience. These decreases were partially offset by lower fixed overhead costs as a result of cost savings measures and other cost reductions associated with COVID-19.

•

Research and development expenses were $2.0 million, compared to $2.4 million in the third quarter of 2019. The decrease was primarily due to cost savings measures and other cost reductions associated with COVID-19 and lower machine development spending. Investments remain focused on the further development of binder jetting technology, including the X1 160ProTM production metal 3D printing system and the recently announced InnoventPro advanced entry-level metal 3D printing system.

•

Selling, general and administrative expenses were $4.8 million, compared to $5.3 million for the third quarter of 2019. This decrease was driven by a combination of factors including lower travel, trade show, consulting and employee-related expenses, as well as lower net bad debt expense. These decreases were offset by higher sales commission expense associated with a higher revenue base and the absence of an incentive compensation reversal recorded in 2019.

•	Net loss was $3.3 million, or $0.19 per fully diluted share, compared with a net loss of $4.8 million, or $0.30 per fully diluted share, in the third quarter of 2019.

•

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure, was a loss of $1.7 million, compared with a loss of $3.7 million in the third quarter of 2019. Refer to the attached table captioned “Adjusted EBITDA Reconciliation” for important disclosures regarding the Company’s definition and use of Adjusted EBITDA as well as a reconciliation of net loss (the most directly comparable measure under accounting principles generally accepted in the United States (“GAAP”)) to Adjusted EBITDA. ExOne management believes that, when used in conjunction with other measures prepared in accordance with GAAP, Adjusted EBITDA assists in the understanding of its financial results.

•

Cash, cash equivalents and restricted cash as of September 30, 2020 increased to $39.9 million, from $20.2 million at June 30, 2020 and $6.2 million at December 31, 2019. The increase for the sequential quarter was driven by cash inflows from financing activities of $25.0 million, including $24.8 million in net proceeds from the sale of common stock in at-the-market offerings. These inflows were offset by cash outflows from operations of $5.3 million mostly due to the widening net loss, net of noncash items for the period and a reduction in cash inflows from customers based on timing of payments.

•

Total liquidity, which includes unrestricted cash and cash equivalents and availability under the Company’s related party revolving credit facility, increased to $49.4 million at September 30, 2020 compared to $29.7 million at June 30, 2020 and $20.3 million at December 31, 2019. There were no borrowings outstanding under the Company’s $10.0 million related party revolving credit facility at September 30, 2020.

Outlook

ExOne CEO John Hartner commented, “With a record backlog, strong interest in our core binder jetting technology, and exciting new products still launching, we remain optimistic about our future. However, our enthusiasm must be tempered by the headwinds in the global manufacturing sector as a result of

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COVID-19, which continues to influence the timing of our customers’ capital spending and is causing intermittent disruption to our global operations. Despite these headwinds, our backlog growth, refreshed product portfolio, and enhanced liquidity sets the stage for strong operational performance in the fourth quarter and heading into 2021.”

Webcast and Conference Call

ExOne will host a conference call and live webcast on Friday, November 6, 2020 at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the third quarter of 2020, along with ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (877) 407-9039 or, for international callers, (201) 689-8470. The webcast can be accessed on the Company’s website at www.investor.exone.com.

A telephonic replay of the conference call will be available from 11:30 a.m. Eastern Time on the day of the teleconference through 11:59 p.m. Eastern Time on Friday, November 13, 2020. To listen to a replay of the call, dial (844) 512-2921 or, for international callers, (412) 317-6671, and enter the conference ID number 13712268, or access the webcast replay via the Company’s website, where a transcript will also be posted once available.

About ExOne

ExOne is the pioneer and global leader in binder jet 3D printing technology. Since 1995, we’ve been on a mission to deliver powerful 3D printers that solve our customers’ toughest problems and enable world-changing innovations. Our 3D printing systems quickly transform powder materials — including metals, ceramics, composites and sand — into precision parts, metalcasting molds and cores, and innovative tooling solutions. Industrial customers use our technology to save time and money, reduce waste, increase their manufacturing flexibility, and deliver designs and products that were once impossible. As home to the world’s leading team of binder jetting experts, ExOne also provides specialized 3D printing services, including on-demand production of mission-critical parts, as well as engineering and design consulting. Learn more about ExOne at www.exone.com or on Twitter at @ExOneCo.

Safe Harbor Regarding Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the severity and duration of world health events, including the recent COVID-19 outbreak and the related economic

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repercussions and operational challenges; the Company’s ability to consistently generate operating profits; fluctuations in the Company’s revenues and operating results; the Company’s competitive environment and its competitive position; ExOne’s ability to enhance its current three-dimensional (“3D”) printing machines and technology and to develop and introduce new 3D printing machines; the Company’s ability to qualify more industrial materials in which it can print; demand for ExOne’s products; the availability of skilled personnel; the impact of loss of key management; the impact of market conditions and other factors on the carrying value of long-lived assets; the Company’s ability to continue as a going concern; the impact of customer specific terms in machine sale agreements in determining the period in which the Company recognizes revenue; risks related to global operations including effects of foreign currency and COVID-19; the adequacy of sources of liquidity; the amount and sufficiency of funds for required capital expenditures, working capital, and debt service; dependency on certain critical suppliers; nature or impact of alliances and strategic investments; reliance on critical information technology systems; the effect of litigation, contingencies and warranty claims; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the impact of disruption of the Company’s manufacturing facilities or ExOne Adoption Centers; the adequacy of ExOne’s protection of its intellectual property; expectations regarding demand for the Company’s industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; and other factors beyond our control, including the impact of COVID-19.

These and other important factors, including those discussed under Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, and under Part II, Item 1A, “Risk Factors” and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, may cause the Company’s actual results of operations to differ materially from any future results of operations expressed or implied by the forward-looking statements contained therein. Before making a decision to purchase ExOne common stock, you should carefully consider all of the factors identified in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q that could cause actual results to differ from these forward-looking statements.

For more information, contact:

Doug Zemba	Monica Gould
Chief Financial Officer and Treasurer	Investor Relations
(724) 765-1331	(212) 871-3927
douglas.zemba@exone.com	investor.relations@exone.com

FINANCIAL TABLES FOLLOW.

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The ExOne Company

Condensed Statement of Consolidated Operations and Comprehensive Loss (Unaudited)

(in thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$17,399	$10,884	$41,881	$35,742
Cost of sales	13,500	8,006	31,263	25,080
Gross profit	3,899	2,878	10,618	10,662
Operating expenses
Research and development	2,013	2,430	6,858	7,399
Selling, general and administrative	4,825	5,326	15,476	16,916
Gain from sale-leaseback of property and equipment	—	—	(1,462)	—
	6,838	7,756	20,872	24,315
Loss from operations	(2,939)	(4,878)	(10,254)	(13,653)
Other expense (income)
Interest expense	54	85	171	227
Other expense (income) ̶ net	314	(134)	319	(65)
	368	(49)	490	162
Loss before income taxes	(3,307)	(4,829)	(10,744)	(13,815)
(Benefit) provision for income taxes	(34)	15	200	(686)
Net loss	$(3,273)	$(4,844)	$(10,944)	$(13,129)
Net loss per common share:
Basic	$(0.19)	$(0.30)	$(0.65)	$(0.81)
Diluted	$(0.19)	$(0.30)	$(0.65)	$(0.81)
Comprehensive loss:	-	-	-	-
Net loss	$(3,273)	$(4,844)	$(10,944)	$(13,129)
Other comprehensive income (loss):	-	-	-	-
Foreign currency translation adjustments	856	(1,387)	388	(1,580)
Comprehensive loss	$(2,417)	$(6,231)	$(10,556)	$(14,709)

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The ExOne Company

Condensed Consolidated Balance Sheet (Unaudited)

(in thousands, except per-share and share amounts)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$39,428	$5,265
Restricted cash	508	978
Accounts receivable ̶ net	5,540	6,522
Current portion of net investment in sales-type leases	225	213
Inventories ̶ net	22,187	19,770
Prepaid expenses and other current assets	3,848	2,182
Total current assets	71,736	34,930
Property and equipment ̶ net	20,924	38,895
Operating lease right-of-use assets	4,278	432
Net investment in sales-type leases ̶ net of current portion	568	738
Other noncurrent assets	260	371
Total assets	$97,766	$75,366
Liabilities
Current liabilities:
Current portion of long-term debt	$1,496	$153
Current portion of operating lease liabilities	1,843	158
Accounts payable	4,445	5,818
Accrued expenses and other current liabilities	5,163	6,942
Current portion of contract liabilities	12,732	11,846
Total current liabilities	25,679	24,917
Long-term debt ̶ net of current portion	1,948	1,211
Operating lease liabilities ̶ net of current portion	2,435	274
Contract liabilities ̶ net of current portion	156	286
Other noncurrent liabilities	365	96
Total liabilities	30,583	26,784
Contingencies and commitments
Stockholders' equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 18,988,099 (2020) and 16,346,960 (2019) shares issued and outstanding	190	163
Additional paid-in capital	205,980	176,850
Accumulated deficit	(127,892)	(116,948)
Accumulated other comprehensive loss	(11,095)	(11,483)
Total stockholders' equity	67,183	48,582
Total liabilities and stockholders' equity	$97,766	$75,366

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The ExOne Company

Condensed Statement of Consolidated Cash Flows (Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2020	2019
Operating activities
Net loss	$(10,944)	$(13,129)
Adjustments to reconcile net loss to net cash used for operations:
Depreciation	2,925	3,491
Equity-based compensation	828	1,076
Amortization of debt issuance costs	39	70
(Recoveries) provision for bad debts ̶ net	(4)	264
Provision for slow-moving, obsolete and lower of cost or net realizable value inventories ̶ net	335	37
Foreign exchange losses (gains) on intercompany transactions ̶ net	250	(127)
Gain from sale-leaseback of property and equipment	(1,462)	—
Gain from disposal of property and equipment ̶ net	(1)	(2)
Deferred income taxes	195	—
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
Decrease in accounts receivable	1,092	2,790
Decrease in net investment in sales-type leases	158	218
Increase in inventories	(3,310)	(4,373)
Increase in prepaid expenses and other assets	(1,681)	(827)
(Decrease) increase in accounts payable	(1,679)	1,822
Increase (decrease) in accrued expenses and other liabilities	396	(1,934)
Increase in contract liabilities	248	6,301
Net cash used for operating activities	(12,615)	(4,323)
Investing activities
Capital expenditures	(772)	(613)
Proceeds from sale of property and equipment	16,229	3
Net cash provided by (used for) investing activities	15,457	(610)
Financing activities
Proceeds from borrowings on long-term debt	2,194	—
Proceeds from related party revolving credit facility	—	2,000
Payments on long-term debt	(117)	(111)
Proceeds from at-the-market offerings of common stock, net of issuance costs	27,699	—
Taxes related to the net share settlement of equity-based awards	(15)	(68)
Proceeds from exercise of employee stock options	858	289
Other	(63)	(10)
Net cash provided by financing activities	30,556	2,100
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	295	(187)
Net change in cash, cash equivalents, and restricted cash	33,693	(3,020)
Cash, cash equivalents, and restricted cash at beginning of period	6,243	9,140
Cash, cash equivalents, and restricted cash at end of period	$39,936	$6,120

Supplemental disclosure of noncash investing and financing activities
Transfer of internally developed 3D printing machines from inventories to property and equipment for internal use or leasing activities	$1,434	$1,635
Transfer of internally developed 3D printing machines from property and equipment to inventories for sale	$2,771	$485
Property and equipment included in accounts payable	$113	$48
At-the-market offering issuance costs included in accounts payable	$147	$—
At-the-market offering issuance costs included in accrued expenses and other current liabilities	$66	$—

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The ExOne Company

Adjusted EBITDA Reconciliation (Unaudited)

(in millions)

	Three Months Ended
	September 30,
	2020	2019
Net loss	$(3.3)	$(4.8)
Interest expense	0.1	0.1
(Benefit) provision for income taxes	(0.0)	0.0
Depreciation	0.8	1.1
Equity-based compensation	0.4	(0.0)
Gain from sale-leaseback of property and equipment	0.0	0.0
Other expense (income) ̶ net	0.3	(0.1)
Adjusted EBITDA	$(1.7)	$(3.7)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, (benefit) provision for income taxes, depreciation, equity-based compensation, gain from sale-leaseback of property and equipment and other expense (income) – net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under SEC rules, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. The presentation of Adjusted EBITDA is not intended to be a substitute for, and should not be considered in isolation from, net loss reported in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes that Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial results. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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